UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 20, 2003

NATIONAL WINE & SPIRITS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	333-74589 (Commission File Number)	35-2064429 (I.R.S. Employer Identification No.)

700 West Morris Street, P.O. Box 1602 Indianapolis, Indiana (Address of principal executive offices)	46206 (Zip Code)

Registrant's telephone number, including area code:     (317) 636-6092

Item 5.    Other Events.

         On February 19, 2003, the Company issued a press release announcing that the Company had been selected as the exclusive Diageo distributor in Indiana and the exclusive distributor and authorized distribution agent for Diageo and Schieffelin & Somerset in Michigan. The Company also announced that any differences regarding distribution rights for the State of Illinois had been resolved with Diageo and that the transition will be complete by February 28, 2003.

         On February 25, 2003, the Company issued a separate press release announcing the loss of distribution rights in Illinois for Future Brands and Canandaigua Wine Company effective April 30, 2003 and March 31, 2003, respectively.

         The Company had previously reported developments in its relationship with Diageo in connection with Diageo’s process of state-by-state consolidation and realignment of brands which Diageo acquired when it purchased Seagram in 2001. The recent decisions by Diageo represent a continuation of that process. Brand distribution decisions by other suppliers such as Future Brands and Canandaigua Wine Company are related as many suppliers are also reviewing state distribution rights in light of determinations made and being made by Diageo.

         Copies of the press releases are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

         The following exhibits are filed as a part of this report:

         99.1         Press Release dated February 19, 2003.
         99.2         Press Release dated February 25, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2003	NATIONAL WINE & SPIRITS, INC. (Registrant) By: /s/ James E. LaCrosse James E. LaCrosse Chairman, President, Chief Executive Officer and Chief Financial Officer